EXHIBIT 11

                       BIOGEN, INC. and SUBSIDIARIES

                     Computation of Earnings Per Share
                                (unaudited)
                 (in thousands, except per share amounts)


                                                    Three months ended
                                                         March 31,
                                                    1995          1994

Primary earnings per share

Weighted average number of
  shares outstanding. . . . . . . . . . . . .      33,166         32,402

Shares deemed outstanding from
  the assumed exercise of stock
  options and warrants. . . . . . . . . . . .       2,311          3,339
                                                 --------       --------
Total . . . . . . . . . . . . . . . . . . .        35,477         35,741
                                                 ========       ========

Net income. . . . . . . . . . . . . . . . .      $  2,834       $ 11,229
                                                 ========       ========
Primary earnings per
  share of common stock . . . . . . . . . .      $   0.08       $   0.31
                                                 ========       ========


Fully diluted earnings per share (a)

Weighted average number of
  shares outstanding. . . . . . . . . . . .        33,166         32,402

Shares deemed outstanding from
  the assumed exercise of stock
  options and warrants. . . . . . . . . . .         2,406          3,339
                                                 --------       --------
Total . . . . . . . . . . . . . . . . . . . .      35,572         35,741
                                                 ========       ========

Net income  . . . . . . . . . . . . . . . .      $  2,834       $  11,229
                                                 ========       ========

Fully diluted earnings
  per share of common stock . . . . . . . . .    $   0.08       $   0.31
                                                 ========       ========


(a) This calculation is submitted in accordance with Regulation S-K item 601 (b) (11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.